EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Reports Third Quarter 2013 Results

BRISBANE, Calif., November 4, 2013 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter ended September 30, 2013.  Key financial highlights were as follows:

•	Revenue was $16.8 million, which represents a contraction of 13% from the third quarter of 2012;
•	Gross margin was 55%, which reflects the realization of cost reductions and improved margin for recently launched products offset by volume contraction;
•	Net loss was $1.7 million, or $0.11 per diluted share. Non-cash stock-based compensation, amortization and depreciation totaled $1.1 million for the quarter;
•	Cash used in operating activities was $235,000;
•	Repurchased 796,919 shares of common stock for $7.6 million;
•	Balance sheet remained strong with $82.3 million in cash and investments, following the stock repurchase.

Kevin Connors, President and CEO of Cutera stated, “The primary reasons for the revenue contraction were a decline in our podiatry business, continued softness in our Canadian operations, a negative impact of foreign exchange rates in Japan, and our lower than expected penetration into the body contouring market with our truSculpt product.

“To improve upon our recent performance, we made a structural change to our podiatry sales organization and integrated these sales representatives with our aesthetic sales group. We are exploring options to capture a greater portion of this market with our GenesisPlus product. We had a management change in the Canadian sales team recently and we are actively focusing our resources on achieving better performance metrics.  Our team in Canada has historically had strong performance and we are committed to regain our market share of the Canadian market. Turning to the impact of Japanese foreign exchange rates, the Yen devalued by approximately 25% relative to the US dollar, when comparing Q3’13 to Q3 ’12. Our Japan sourced revenue was $3.5 million in Q3’13 and without the foreign exchange impact, our Japan business would have been relatively flat. We continue to hear positive customer comments regarding our truSculpt product and our expanding family of truSculpt applicators.  However, relative to this high-growth market segment, we believe there is a significant opportunity to expand our penetration.

“During the quarter we established a North American sales specialist function, initially for our ExcelV, and we have been pleased with early results.   With our expanded product portfolio and new launches planned in the near future, it is imperative that we maintain focus on each product category. We are currently expanding the specialist model to other products, where we believe additional focus can provide enhanced performance.

“We are pleased with the progress that our research and development team has made during the quarter. Regarding our truSculpt product, we launched our 16cm2 applicator, which is designed to treat smaller cosmetic areas.  The early feedback has been very positive, as our key competitors have been unable to provide a solution for treating smaller regions. During the quarter, customers purchased this applicator with most of their truSculpt orders.”

At the American Academy of Dermatology meeting in March of 2014, the Company plans to debut three exciting new products, pending regulatory clearances.

(i)	The picosecond, dual-wavelength program for the treatment of pigmented lesions and for tattoo removal. A multiple wavelength solution providing physicians with the ability to successfully treat a broader range of tattoo inks. Furthermore, management believes that this high-performance, flexible platform will allow for clinical research in other dermatologic conditions.
(ii)	Laser hair removal continues to be one of the largest markets in the aesthetic industry. The Company plans to launch a premium offering which incorporates Alexandrite and Nd:YAG laser solutions in a compact, integrated design. Similar to the experience with the launch of ExcelV, the Company has found that dermatologists have a preference for high-utility solutions and this product launch is in line with its strategy of extending their portfolio of premium laser-based products.
(iii)	A new applicator on the truSculpt platform that is intended to expand the indications and body parts that can be treated.

Mr. Connors concluded, “The share repurchase plan remains active with certain terms and restrictions. We remain focused on many initiatives in order to improve revenue and we expect to achieve improved gross and operating margins, as well as cash generation in the fourth quarter of 2013 and beyond.”

Conference Call
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on November 4, 2013. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on November 19, 2013.  In addition, you may call 877-407-3982 to listen to the live broadcast.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to increase revenue, improve cash generation from operations, improve gross and net operating margins, develop and commercialize existing and new products and applications, ability to leverage the specialist model to other products, expected launch date of planned new products, experience market adoption for its products, realize benefits from additional investment, expand its sales force, plans for stock repurchases and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors”  in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 4, 2013. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the third quarter ended September 30, 2013, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	September 30,
	2013	2013	2012
Assets
Current assets:
Cash and cash equivalents	$15,160	$11,885	$24,334
Marketable investments	67,121	77,741	55,795
Accounts receivable, net	7,494	7,542	7,845
Inventories	10,421	10,518	12,477
Deferred tax asset	38	39	49
Other current assets and prepaid expenses	1,583	1,429	1,443
Total current assets	101,817	109,154	101,943

Property and equipment, net	1,461	1,338	885
Long-term investments	-	-	1,050
Deferred tax asset, net of current portion	503	504	470
Intangibles, net	2,044	2,218	2,876
Goodwill	1,339	1,339	1,339
Other long-term assets	348	348	517
Total assets	$107,512	$114,901	$109,080

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,100	$2,430	$2,297
Accrued liabilities	7,784	7,668	9,486
Deferred revenue	7,195	6,993	6,299
Total current liabilities	17,079	17,091	18,082

Deferred revenue, net of current portion	3,395	2,844	1,411
Income tax liability	69	325	471
Other long-term liabilities	1,353	1,386	1,347
Total liabilities	21,896	21,646	21,311

Stockholders’ equity:
Common stock	14	15	14
Additional paid-in capital	99,899	105,954	98,865
Accumulated deficit	(14,342)	(12,674)	(10,950)
Accumulated other comprehensive income (loss)	45	(40)	(160)
Total stockholders' equity	85,616	93,255	87,769
Total liabilities and stockholders' equity	$107,512	$114,901	$109,080

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Net revenue	$16,828	$19,560	$19,426
Cost of revenue	7,651	8,442	8,828
Gross profit	9,177	11,118	10,598

Operating expenses:
Sales and marketing	6,554	7,170	7,014
Research and development	2,440	2,217	2,217
General and administrative	2,160	2,354	2,475
Total operating expenses	11,154	11,741	11,706
Loss from operations	(1,977)	(623)	(1,108)
Interest and other income, net	140	75	152
Loss before income taxes	(1,837)	(548)	(956)
Provision (benefit) for income taxes	(169)	90	(64)
Net loss	$(1,668)	$(638)	$(892)

Net loss per share:
Basic	$(0.11)	$(0.04)	$(0.06)
Diluted	$(0.11)	$(0.04)	$(0.06)

Weighted-average number of shares used in per share calculations:
Basic	14,541	14,723	14,127
Diluted	14,541	14,723	14,127

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Cash flows from operating activities:
Net loss	$(1,668)	$(638)	$(892)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	748	802	809
Depreciation and amortization	327	326	418
Other	(7)	16	(113)
Changes in assets and liabilities:
Accounts receivable	48	(728)	(1,641)
Inventories	97	573	245
Other current assets and prepaid expenses	(30)	182	214
Other long-term assets	-	14	22
Accounts payable	(330)	269	98
Accrued liabilities	75	552	78
Other long-term liabilities	8	(34)	(27)
Deferred revenue	753	533	520
Income tax liability	(256)	5	2
Net cash provided by (used in) operating activities	(235)	1,872	(267)

Cash flows from investing activities:
Acquisition of property, equipment and software	(276)	(178)	(47)
Proceeds from sales of marketable and long-term investments	7,133	4,475	8,566
Proceeds from maturities of marketable investments	10,115	5,150	14,610
Purchase of marketable investments	(6,658)	(16,770)	(16,328)
Net cash provided by (used in) investing activities	10,314	(7,323)	6,801

Cash flows from financing activities:
Repurchase of common stock	(7,623)	-	-
Proceeds from exercise of stock options and employee stock purchase plan	819	64	12
Net cash provided by financing activities	(6,804)	64	12

Net increase (decrease) in cash and cash equivalents	3,275	(5,387)	6,546
Cash and cash equivalents at beginning of period	11,885	17,272	17,788
Cash and cash equivalents at end of period	$15,160	$11,885	$24,334

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)
	Three Months Ended			% Change
	Q3	Q2	Q3	Q3 '13 Vs.	Q3 '13 Vs
	2013	2013	2012	Q2 '13	Q3 '12
Revenue By Geography:
United States	$7,001	$7,660	$7,796	-9%	-10%
International	9,827	11,900	11,630	-17%	-16%
	$16,828	$19,560	$19,426	-14%	-13%
International as a percentage of total revenue	58%	61%	60%
Revenue By Product Category:
Products and upgrades	$10,440	$13,034	$12,534	-20%	-17%
Service	4,348	4,507	4,298	-4%	1%
Titan and truSculpt hand piece refills	927	1,106	1,226	-16%	-24%
Dermal fillers and cosmeceuticals	1,113	913	1,368	22%	-19%
	$16,828	$19,560	$19,426	-14%	-13%

	Three Months Ended
	Q3	Q2	Q3
	2013	2013	2012
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$159	$166	$169
Sales and marketing	182	198	177
Research and development	103	89	126
General and administrative	304	349	337
	$748	$802	$809